                                          [CONFORMED COPY]

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                   FORM T-1
                            _______________________

                      STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE
                            _______________________

              Check if an application to determine eligibility of
                    a Trustee pursuant to Section 305(b)(2)  /  /

                               MELLON BANK, N.A.
                               (Name of Trustee)
          25-0659306                                      U.S.
(I.R.S. Employer Identification No.)        (Jurisdiction of incorporation)

                            One Mellon Bank Center
                          Pittsburgh, PA   15258-0001
                    (Address of Principal Executive Office)

                             PETER J. GERMANOWSKI
                                Vice President
                               MELLON BANK, N.A.
                            ONE MELLON BANK CENTER
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                (412) 234-2472
           (Name, Address and Telephone Number of Agent for Service)
                            _______________________

                                TELEDYNE, INC.
                               (Name of Obligor)

                                  CALIFORNIA
        (State or Other Jurisdiction of Incorporation or Organization)

                                  95-2282626
                     (I.R.S. Employer Identification No.)

             2049 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067
                   (Address of Principal Executive Offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

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1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
TRUSTEE  --

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency                  Washington, D.C.
          Federal Reserve Bank of Cleveland            Cleveland, Ohio
          Federal Deposit Insurance Corporation        Washington, D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                      Exhibit 1 - Copy of articles of association of the trustee as now in effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

                      Exhibit 2 -    Copy of certificate of the authority of
                      the trustee to commence business, copy of certificate of consolidation with the Union Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into Mellon Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

                      Exhibit 3 -    Copy of certificate as to authority of
                      the trustee to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

                      Exhibit 4 -    Copy of existing by-laws of the trustee,
                      filed as Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

                      Exhibit 5 -    Copy of each indenture referred to in
                      Item 4, if the obligor is in default.  Not Applicable.

                      Exhibit 6 -    Consent of the trustee required by
                      Section 321(b) of the Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

                      Exhibit 7 -    Copy of the latest report of condition of
                      the trustee transmitted electronically pursuant to law or the requirements of its supervising or examining authority.

                                       1
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                      SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 30TH DAY OF JANUARY, 1996.



                                        MELLON BANK, N.A.
                                        TRUSTEE



                                          By:  Peter J. Germanowski
                                              -------------------------
                                               Peter J. Germanowski
                                                  Vice President












                                       2
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                                   EXHIBIT 7

                              REPORT OF CONDITION
              CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                               MELLON BANK, N.A.
                            FOR SEPTEMBER 30, 1995

     IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON SEPTEMBER 30, 1995; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

 CHARTER NO.  6301                     NORTHEASTERN DISTRICT



                    STATEMENT OF RESOURCES AND LIABILITIES
                                (in thousands)
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..........................................    $  2,344,825
  Interest-bearing balances...................................................................       1,316,765
Securities:
  Held-to-maturity securities.................................................................       2,987,033
  Available-for-sale securities...............................................................       2,214,934
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold..........................................................................         659,394
Loans and lease financing receivables:
  Loans and leases, net of unearned income                                        $  23,320,570
  LESS:  Allowance for loan and lease losses                                            370,631
  Loans and leases, net of unearned income, allowance, and reserve.............................     22,949,939
Assets held in trading accounts................................................................        494,269
Premises and fixed assets (including capitalized leases).......................................        461,270
Other real estate owned                                                                                 65,309
Customers' liability to this bank on acceptances outstanding...................................        243,233
Intangible assets..............................................................................      1,043,614
Other assets...................................................................................      1,300,202

                     TOTAL ASSETS.............................................................      36,080,787

LIABILITIES
Deposits:
  In domestic offices..........................................................................    20,373,634
    Noninterest-bearing........................................................................    5,840,842
    Interest-bearing............................................................     14,532,792
  In foreign offices, Edge and Agreement subsidiaries, and IBFs................................      5,503,623
    Noninterest-bearing........................................................         14,238
    Interest-bearing............................................................      5,489,385
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased......................................................................      2,074,873
  Securities sold under agreements to repurchase...............................................        282,043
Demand notes issued to the U.S. Treasury.......................................................        446,667
Trading liabilities............................................................................        436,119
Other borrowed money:
  With original maturity of one year or less...................................................      2,262,992
  With original maturity of more than one year.................................................        163,040
Mortgage indebtedness and obligations under capitalized leases.................................          2,875
Bank's liability on acceptances executed and outstanding.......................................        243,233
Subordinated notes and debentures..............................................................        398,143
Other liabilities..............................................................................        693,477
                         TOTAL LIABILITIES.....................................................     32,880,719
EQUITY CAPITAL
Common stock...................................................................................        167,285
Surplus (exclude all surplus related to preferred stock).......................................      1,030,737
Undivided profits and capital reserves.........................................................      2,027,876
Net unrealized holding gains (losses) on available-for-sale securities.........................       (19,918)
Cumulative foreign currency translation adjustments............................................        (5,912)
                         TOTAL EQUITY CAPITAL..................................................      3,200,068
                         TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL...     36,080,787




                                       3
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     I, Michael K. Hughey, Senior Vice President and Corporate Controller of
the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                         Michael K. Hughey
                                          November 8, 1995


     We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                          FRANK V. CAHOUET
                                            W. KEITH SMITH
                                          CHARLES A. CORRY